Exhibit 5.1

December 16, 2014

Cohbar, Inc.

2265 E. Foothill Blvd.

Pasadena, CA 91107

Re: Registration Statement on Form S-1 (Registration No. 333-200033)

Ladies and Gentlemen:

At your request we have examined the Registration Statement on Form S-1 (File No. 333-200033) filed by the Cohbar, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about November 7, 2014, as amended through the date hereof (the “Registration Statement”).

The Registration Statement relates to the offer and sale by the Company (the “Offering”) of 11,250,000 units (the “Units”) comprised of an aggregate of (i) 11,250,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to 5,625,000 shares of Common Stock (the “Warrant Shares”). The Shares and Warrants will be separated from the Units immediately following their issuance and the Shares and Warrants will be separately transferable. The Registration Statement also relates to the issuance by the Company to its agent for the Offering (the “Agent”) of options (the “Agent Options”) to purchase up to 787,500 units (the “Agent Units”) comprised of an aggregate of (a) up to 787,500 shares of Common Stock (the “Agent Shares”), and (b) warrants (the “Agent Warrants”) to purchase up to 393,750 shares of Common Stock (the “Agent Warrant Shares”). The Agent Options will be evidenced by a Compensation Option Certificate issued by the Company to the Agent (the “Agent Option Certificate”). The Warrants and the Agent Warrants will be issued pursuant to a warrant indenture (the “Warrant Indenture”) between the Company and CST Trust Company, as warrant agent thereunder. The Agent Shares and Agent Warrants will be separated from the Agent Units immediately following their issuance upon exercise of the Agent Options, and the Agent Shares and Agent Warrants will be separately transferable.

We have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion set forth herein. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers of the Company. In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. To the extent necessary to render our opinions set forth below we have assumed, without independent investigation, the matters set forth in the legal opinion, dated on or about the date hereof, of McCullough O’Connor Irwin LLP, Canadian counsel to the Company.

Cohbar, Inc. December 16, 2014 Page 2

Opinions

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The execution, delivery and performance by the Company of the Warrant Indenture and the Agent Option Certificate have been duly authorized by all necessary corporate action of the Company.

2. The Shares when issued and delivered in the manner and for the consideration stated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

3. The Agent Shares when issued and delivered upon exercise of the Agent Options in the manner and for the consideration stated in the Agent Option Certificate, will be duly authorized, validly issued, fully paid and non-assessable.

4. The Warrants and the Agent Warrants, when issued and delivered in the manner stated in the Warrant Indenture against receipt by the Company of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

5. The Warrant Shares and the Agent Warrant Shares, when issued and delivered upon exercise of the Warrants or the Agent Warrants, as applicable, in the manner and for the consideration stated in the Warrant Indenture, will be duly authorized, validly issued, fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion is rendered as of the date first written above. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Garvey Schubert Barer

GARVEY SCHUBERT BARER